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                                                                    EXHIBIT 10.4

                   STARWOOD HOTELS & RESORTS WORLDWIDE, INC.
                   1999 LONG-TERM INCENTIVE COMPENSATION PLAN

                                   ARTICLE 1

                    ESTABLISHMENT, OBJECTIVES, AND DURATION

     1.1. Establishment of the Plan. Starwood Hotels & Resorts Worldwide, Inc., a Maryland corporation (hereinafter referred to as the "Company"), hereby establishes an incentive compensation plan to be known as the "Starwood Hotels & Resorts Worldwide, Inc. 1999 Long-Term Incentive Compensation Plan" (hereinafter referred to as the "Plan"), as set forth in this document. The Plan permits the grant of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Performance Shares and Performance Units.

     1.2. Objectives of the Plan. The objectives of the Plan are to (i) attract and retain employees by providing compensation opportunities that are competitive with other companies; (ii) provide incentives to those employees who contribute significantly to the long-term performance and growth of the Company and its Subsidiaries; and (iii) align employees' long-term financial interests with those of the Company's stockholders. The Plan is intended to supersede and replace the Company's 1995 Long-Term Incentive Plan, as amended and restated (the "1995 Plan"). Notwithstanding the foregoing, nothing in this Plan is intended to abridge, modify or otherwise alter the rights of any person in respect of nonqualified stock options, incentive stock options, stock appreciation rights, restricted stock, performance shares or performance units granted under the 1995 Plan or the Starwood Hotels & Resorts 1995 Long-Term Incentive Compensation Plan.

     1.3. Effective Date; Duration of the Plan. Subject to approval by the Company's stockholders, the Plan shall become effective as of May 26, 1999 (the "Effective Date") and shall remain in effect, subject to the right of the Board of Directors to amend or terminate the Plan at any time pursuant to Article 16 hereof, until all Units subject to it shall have been purchased or acquired according to the Plan's provisions. However, in no event may an Award be granted under the Plan on or after the tenth (10th) anniversary of the Effective Date.

                                   ARTICLE 2

                                  DEFINITIONS

     Whenever used in the Plan, the following terms shall have the meanings set forth below, and when the meaning is intended, the initial letter of the word shall be capitalized:

     2.1. "Award" means, individually or collectively, a grant under this Plan of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Performance Shares or Performance Units.

     2.2. "Award Agreement" shall mean the document evidencing an Award granted under this Plan.

     2.3. "Beneficial Owner" or "Beneficial Ownership" shall have the meaning ascribed to such term in Rule 13d-3 of the General Rules and Regulations under the Exchange Act.

     2.4. "Board" or "Board of Directors" means the Board of Directors of the Company.

     2.5. "Cause" shall mean embezzlement or misappropriation of the Company's funds or other assets, other act deemed by the Committee in the good faith exercise of its sole discretion to be an act of dishonesty with respect to the Company, significant activities materially harmful to the reputation of the Company, willful and repeated refusal to perform or substantial disregard of the duties properly assigned to the holder by the Company (other than as a result of Disability), material violation of any statutory or common law duty of loyalty to the Company or a material breach by the holder of the holder's employment agreement with the Company, if any (subject to any cure period therein provided).
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     2.6.  "Change in Control" means:

          (a) Any Person is or becomes the beneficial owner within the meaning of Rule 13d-3 promulgated under the Exchange Act (but without regard to any time period specified in Rule 13d-3(d)(1)(i), of 33 1/3 percent or more of either (i) then outstanding Units, including for this purpose Partnership Units of SLT Realty Limited Partnership and SLC Operating Limited Partnership (the "Outstanding Units") or (ii) the combined voting power of then outstanding securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); excluding, however, (1) any acquisition by the Company or (2) any acquisition by an employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company.

          (b) Individuals who, as of the Effective Date, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of such Board; provided that any individual who becomes a director of the Company subsequent to the Effective Date whose election, or nomination for election by the Company's stockholders, was approved by the vote of at least a majority of the directors then comprising the Incumbent Board shall be deemed a member of the Incumbent Board; and provided further, that any individual who was initially elected as a director of the Company as a result of an actual or threatened election contest, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act, or any other actual or threatened solicitation of proxies or consents by or on behalf of any Person other then the Board shall not be deemed a member of the Incumbent Board:

          (c) Consummation by the Company of a reorganization, merger, or consolidation or sale of all or substantially all of the assets of the Company (a "Corporate Transaction"); excluding, however, a Corporate Transaction pursuant to which (i) all or substantially all of the individuals or entities who are the beneficial owners, respectively, of the Outstanding Units and the Outstanding Company Voting Securities immediately prior to such Corporate Transaction will beneficially own, directly or indirectly, more than 66 2/3 percent of, respectively, the outstanding shares of common stock, and the combined voting power of the outstanding securities of such corporation entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Corporate Transaction (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or indirectly) in substantially the same proportions relative to each other as their ownership, immediately prior to such Corporate Transaction, of the Outstanding Units and the Outstanding Company Voting Securities, as the case may be, (ii) no Person (other than: the Company, any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, the corporation resulting from such Corporate Transaction, and any Person which beneficially owned, immediately prior to such Corporate Transaction, directly or indirectly 33 1/3 percent or more of the Outstanding Units or the Outstanding Company Voting Securities, as the case may be) will beneficially own, directly or indirectly, 33 1/3 percent or more of, respectively, the outstanding shares of common stock of the corporation resulting from such Corporate Transaction or the combined voting power of the outstanding securities of such corporation entitled to vote generally in the election of directors and (iii) individuals who were members of the Incumbent Board will constitute at least a majority of the members of the board of directors of the corporation resulting from such Corporate Transaction; or

          (d) Approval by the stockholders of the Company of a plan of complete liquidation or dissolution of the Company.

     2.7. "Code" means the Internal Revenue Code of 1986, as amended from time to time.

     2.8. "Committee" means the committee appointed by the Board to administer the Plan, consisting of two or more Directors, each of whom shall be (i) a "Non-Employee Director" within the meaning of Rule 16b-3 under the Exchange Act, and (ii) an "outside director" within the meaning of Code Section 162(m).

     2.9. "Company" means Starwood Hotels & Resorts Worldwide, Inc., a Maryland corporation and any successor thereto as provided in Article 23 herein.

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     2.10.  "Covered Employee" means a Participant who, as of the date of vesting and/or payout of an Award, as applicable, is a "covered employee," as defined in Section 162(m) of the Code or the regulations promulgated thereunder, or any successor statute.

     2.11. "Director" means any individual who is a member of the Board of Directors of the Company; provided, however, that any Director who is employed by the Company or any Subsidiary shall be considered an Employee under the Plan.

     2.12. "Disability" shall have the meaning ascribed to such term in the Participant's governing long-term disability plan, or if no such plan exists, as determined in the discretion of the Committee.

     2.13.  "Effective Date" shall have the meaning ascribed to such term in
Section 1.1 hereof.

     2.14. "Employee" means any employee of the Company or any of its Subsidiaries or any person serving at the request of the Company as an employee or officer of any affiliate of the Company. Directors who are employed by the Company shall be considered Employees under this Plan.

     2.15. "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto.

     2.16. "Fair Market Value" shall mean the fair market value of the Units, as determined by the Committee, which, unless otherwise specified shall be the closing sale price of a Unit as reported in the New York Stock Exchange Composite Transactions on the business day immediately preceding the date as of which such value is being determined, or, if there is no such sale on the relevant date, then on the next preceding business day on which a sale was reported.

     2.17. "Freestanding SAR" means an SAR that is granted independently of any Options, as described in Article 7 herein.

     2.18. "Incentive Stock Option" or "ISO" means an option to purchase Units granted under Article 6 herein and which is designated as an Incentive Stock Option and which is intended to meet the requirements of Code Section 422.

     2.19. "Insider" shall mean an individual who is, on the relevant date, subject to the reporting requirements of Section 16(a) of the Exchange Act.

     2.20. "Nonqualified Stock Option" or "NQSO" means an option to purchase Units granted under Article 6 herein and which is not intended to meet the requirements of Code Section 422.

     2.21. "Option" means an Incentive Stock Option or a Nonqualified Stock Option, as described in Article 6 herein.

     2.22. "Option Price" means the price at which a Unit may be purchased by a Participant pursuant to an Option.

     2.23. "Participant" means an individual who has been granted an Award under the Plan.

     2.24. "Performance Share" means an Award granted to a Participant, as described in Article 9 herein.

     2.25. "Performance Unit" means an Award granted to a Participant, as described in Article 9 herein.

     2.26. "Period of Restriction" means the period during which the transfer of Restricted Stock is limited in some way (based on the passage of time, the achievement of performance goals, or upon the occurrence of other events as determined by the Committee, in its discretion), and the Restricted Stock is subject to a substantial risk of forfeiture, as provided in Article 8 herein.

     2.27. "Person" shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a "group" as defined in Section 13(d) thereof.

     2.28.  "Restricted Stock" means Units granted to a Participant pursuant to
Article 8 herein.

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     2.29.  "Stock Appreciation Right" or "SAR" means an Award, granted alone or in connection with a related Option, designated as an SAR, pursuant to the terms of Article 7 herein.

     2.30. "Subsidiary" shall mean any entity that is directly or indirectly controlled by the Company or any entity, including an acquired entity, in which the Company has a significant equity interest, as determined by the Committee, in its discretion.

     2.31. "Tandem SAR" means an SAR that is granted in connection with a related Option pursuant to Article 7 herein, the exercise of which shall require forfeiture of the right to purchase a Unit under the related Option (and when a Unit is purchased under the Option, the Tandem SAR shall similarly be canceled).

     2.23. "Units" means the units each consisting of one share of common stock, par value $.01 per share, of the Company and one class B share of beneficial interest, par value $.01 per share, of Starwood Hotels & Resorts.

                                   ARTICLE 3

                                 ADMINISTRATION

     3.1. General. The Plan shall be administered by the Committee. The members of the Committee shall be appointed from time to time by, and shall serve at the discretion of, the Board of Directors. The Committee shall have the authority to delegate administrative duties to officers of the Company.

     3.2. Committee Authority. The Committee shall have full and exclusive power to administer and interpret the Plan, to grant Awards and to adopt such administrative rules, regulations, procedures and guidelines governing the Plan and the Awards as it may deem necessary in its discretion, from time to time. The Committee's authority shall include, but not be limited to the authority to
(i) determine the type of Awards to be granted under the Plan; (ii) select Award recipients and determine the extent of their participation; (iii) determine the method or formula for establishing the Fair Market Value of the Units for various purposes under the Plan; and (iv) establish all other terms, conditions, restrictions and limitations applicable to Awards and the Units issued pursuant to Awards, including, but not limited to those relating to a Participant's retirement, death, disability, leave of absence or termination of employment. The Committee may take such further action and make any and all other determinations which it deems necessary with respect to the administration of the Plan, subject to the provisions of Section 162(m) of the Code in the case of Awards granted to Covered Employees that are intended to qualify for the performance-based compensation exception from the tax deductibility limitations of Section 162(m) of the Code.

     3.3 Administration of the Plan. The Committee shall have the power to prescribe and modify, as necessary, the form of Award Agreement, to correct any defect, supply any omission or clarify any inconsistency in the Plan and/or in any Award Agreement. The administration of the Plan with respect to Insiders and Covered Employees, to the extent required or appropriate under the Exchange Act and/or Section 162(m) of the Code, shall be managed by the Committee.

     3.4 Delegation of Authority. The Committee may at any time delegate to one or more officers or directors of the Company some or all of its authority over the administration of the Plan with respect to persons who are not Insiders or Covered Employees.

     3.5. Decisions Binding. All determinations and decisions made by the Committee pursuant to the provisions of the Plan and all related orders and resolutions of the Committee shall be final, conclusive and binding on all persons, including the Company, its stockholders, Directors, Employees, Participants, and their estates and beneficiaries.

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                                   ARTICLE 4

                 SHARES SUBJECT TO THE PLAN AND MAXIMUM AWARDS

     4.1. Number of Shares Available for Grants. Subject to adjustment as provided in Section 4.2 herein, the number of Units hereby reserved for Awards under the Plan shall be twenty million (20,000,000). Not more than three million (3,000,000) of the Units reserved under the Plan may be granted in the form of Awards other than options or SARs. Upon approval of this Plan by the stockholders of the Company, no further grants may be made under the 1995 Plan. To the extent that Units subject to an Award granted under the Plan, the 1995 Plan or the Starwood Hotels & Resorts 1995 Long-Term Incentive Plan are not issued or delivered or are canceled or forfeited by reason of the expiration, termination, cancellation, forfeiture or repurchase of any Award or by reason of the delivery or withholding of Units to pay all or a portion of the exercise price of an Award, if any, or to satisfy all or a portion of the tax withholding obligations relating to an Award, then the number of Units that are not issued or delivered or are canceled or forfeited as described above shall be added to the number of Units available for grant under the Plan.

     Unless and until the Board determines that an Award to a Covered Employee shall not be designed to comply with the performance-based compensation exception from the tax deductibility limitations of Code Section 162(m), the following rules shall apply to grants of such Awards under the Plan:

          (a) Stock Options and SARs: The maximum aggregate number of Units that may be granted in the form of Stock Options pursuant to Awards granted in any one fiscal year to any one single Participant and the maximum aggregate number of Units that may be granted in the form of Stock Appreciation Rights pursuant to Awards granted in any one fiscal year to any one single Participant shall be five million (5,000,000).

          (b) Restricted Stock and Performance Shares/Units: The maximum aggregate grant with respect to Awards of Restricted Stock granted in any one fiscal year to any one single Participant shall be two million (2,000,000) and the maximum aggregate payout (determined as of the end of the applicable performance period) with respect to Awards of Performance Shares or Performance Units granted in any one fiscal year to any one single Participant shall be equal to the value of two million (2,000,000) Units.

     4.2. Adjustments in Authorized Shares. In the event of any change in corporate capitalization, such as a stock split, or a corporate transaction, such as any merger, consolidation, separation, including a spin-off, or other distribution of stock or property of the Company, any reorganization (whether or not such reorganization comes within the definition of such term in Code Section
368) or any partial or complete liquidation of the Company, such adjustment shall be made in the number and class of securities which may be delivered under
Section 4.1, in the number and class of and/or price of securities subject to outstanding Awards granted under the Plan, and in the Award limits set forth in subsections 4.1 (a) and 4.1 (b), as may be determined to be appropriate and equitable by the Committee, in its sole discretion, to prevent dilution or enlargement of rights; provided, however, that the number of Units subject to any Award shall always be a whole number.

                                   ARTICLE 5

                         ELIGIBILITY AND PARTICIPATION

     5.1. Eligibility. The Committee shall determine which Employees, Directors, consultants and advisers shall be eligible to receive Awards under the Plan.

     5.2. Participation by Subsidiaries. Employees, directors, consultants and advisers of Subsidiaries may participate in the Plan upon approval of the Awards by the Committee. A Subsidiary's participation in the Plan may be terminated at any time by the Committee. If a Subsidiary's participation in the Plan shall terminate, such termination shall not relieve it of any obligations theretofore incurred by it under the Plan, except with the approval of the Committee.

     5.3 Participation Outside of the United States. The Committee or its designee shall have the authority to amend the Plan and/or the terms and conditions relating to an Award to the extent necessary to permit

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participation in the Plan by eligible individuals who are located outside of the
United States on terms and conditions comparable to those afforded to eligible individuals located within the United States, provided that any such action taken with respect to a Covered Employee shall be taken in compliance with
Section 162(m) of the Code.

                                   ARTICLE 6

                                 STOCK OPTIONS

     6.1. Grant of Options. Subject to the terms and provisions of the Plan, Options may be granted to Participants in such number, and upon such terms, and at any time and from time to time as shall be determined by the Committee.

     6.2. Award Agreement. Each Option grant shall be evidenced by an Award Agreement that shall specify the Option Price, the duration of the Option, the number of Units to which the Option pertains, and such other provisions as the Committee shall determine. The Award Agreement also shall specify whether the Option is intended to be an ISO within the meaning of Code Section 422, or an NQSO whose grant is intended not to fall under the provisions of Code Section 422.

     6.3. Option Price. The Committee shall determine the Option Price, which shall be at least equal to one hundred percent (100%) of the Fair Market Value of a Unit on the date the Option is granted.

     6.4. Duration of Options. Each Option granted to a Participant shall expire at such time as the Committee shall determine at the time of grant, provided, however, that no Option shall be exercisable later than the tenth
(10th) anniversary date of its grant.

     6.5. Exercise of Options. Options granted under this Article 6 shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve, which need not be the same for each grant or for each Participant.

     6.6. Payment. Options granted under this Article 6 shall be exercised by the delivery of a written notice of exercise to the Company, setting forth the number of Units with respect to which the Option is to be exercised, accompanied by full payment for the Units.

     The Option Price upon exercise of any Option shall be payable to the Company in full either: (a) in cash or its equivalent, or (b) by tendering previously acquired Units having an aggregate Fair Market Value at the time of exercise equal to the total Option Price (provided that the Units which are tendered must have been held by the Participant for at least six (6) months prior to their tender to satisfy the Option Price), or (c) by a combination of
(a) and (b).

     The Committee also may allow cashless exercise as permitted under Federal Reserve Board's Regulation T, subject to applicable securities law restrictions, or by any other means which the Committee determines to be consistent with the Plan's purpose and applicable law.

     Subject to any governing rules or regulations, as soon as practicable after receipt of a written notification of exercise and full payment, the Company shall deliver to the Participant, in the Participant's name, certificates in an appropriate amount based upon the number of Units purchased under the Option(s).

     6.7. Restrictions on Share Transferability. The Committee may impose such restrictions on any Units acquired pursuant to the exercise of an Option granted under this Article 6 as it may deem advisable.

     6.8  Termination of Employment or Service.

          (a) Disability or Death. Unless otherwise specified in the Award Agreement relating to an Option, if the optionee's employment with the Company or service as a consultant, adviser or Director terminates by reason of Disability or death, each Option held by such optionee shall be fully exercisable and may thereafter be exercised by such optionee (or such optionee's executor, administrator, legal representative, beneficiary or similar person, as the case may be) until and including the earliest to occur of (i) the date which is one year (or such other period as set forth in the Award Agreement relating to such Option)
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     after the effective date of such optionee's termination of employment or service or date of death, as the case may be, and (ii) the expiration date of the term of such Option.

          (b) Termination for Cause. Unless otherwise specified in the Award Agreement relating to an Option, if the optionee's employment with the Company or service as a consultant, adviser or Director terminates for Cause, each Option held by such optionee, whether or not then exercisable, shall terminate automatically on the effective date of such optionee's termination of employment or service.

          (c) Voluntary Termination by Optionee. Unless otherwise specified in the Award Agreement relating to an Option, if optionee's employment with the Company or service as a consultant, adviser or Director terminates because of the voluntary resignation by the optionee, each Option held by such optionee shall be exercisable only to the extent that such Option is exercisable on the effective date of such optionee's termination of employment or service and may thereafter be exercised by such optionee (or such optionee's legal representative or similar person) until and including the earliest to occur of (i) the date which is 30 days (or such other period as set forth in the Award Agreement relating to such Option) after the effective date of such optionee's termination of employment or service and (ii) the expiration date of the term of such Option.

          (d) Other Termination. Unless otherwise specified in the Award Agreement relating to an Option, if the optionee's employment with the Company or service as a consultant, adviser or Director terminates for any reason other than Disability, death, voluntary termination by the optionee or termination by the Company for Cause, each Option held by such optionee shall be exercisable only to the extent that such Option is exercisable on the effective date of such optionee's termination of employment or service and may thereafter be exercised by such optionee (or such optionee's legal representative or similar person) until and including the earliest to occur of (i) the date which is three months (or such other period as set forth in the Award Agreement relating to such Option) after the effective date of such optionee's termination of employment or service and (ii) the expiration date of the term of such Option.

          (e) Death Following Termination of Employment or Service. Unless otherwise specified in the Award Agreement relating to an Option, if an optionee dies during the one-year period following termination of employment or service by reason of Disability, if an optionee dies during the thirty-day period following voluntary termination of employment or service by the optionee, or if an optionee dies during the three-month period following termination of employment or service for any reason other than voluntary termination by the optionee, Disability or Cause (or, in each case, such other period as the Committee may specify in the Award Agreement relating to an Option), each Option held by such optionee may thereafter be exercised by such optionee's executor, administrator, legal representative, beneficiary or similar person, as the case may be, until and including the earliest to occur of (i) the date which is three months (thirty days in the case of voluntary termination of employment or service by the optionee) (or such other period as set forth in the Award Agreement relating to such Option) after the date of death (but in the case of death following termination of employment or service by reason of Disability, no less than one year (or such other period as set forth in the Award Agreement relating to such Option) after the date of termination of employment or service), and (ii) the expiration date of the term of such Option.

     6.9.  Nontransferability of Options.

          (a) Incentive Stock Options. No ISO granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, all ISOs granted to a Participant under the Plan shall be exercisable during his or her lifetime only by such Participant.

          (b) Nonqualified Stock Options. Except as otherwise provided in a Participant's Award Agreement, no NQSO granted under this Article 6 may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, except as otherwise provided in a Participant's Award Agreement, all NQSOs granted to a Participant under this Article 6 shall be exercisable during his or her lifetime only by such Participant.

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     6.10.  Reload Options.  Without in any way limiting the authority of the
Committee to grant Awards hereunder, the Committee shall have the authority to grant additional Options ("Reload Option") for a number of Units equal to the number of Units surrendered by the Participant upon exercise of the original Option as provided in this Section 6.10. Any such Reload Option shall be subject to such other terms and conditions as the Committee may determine. Notwithstanding the above, (i) the Committee shall have the right, in its sole discretion, to withdraw a Reload Option to the extent that the grant thereof will result in any adverse accounting consequences to the Company and (ii) no additional Reload Options shall be granted upon the exercise of a Reload Option.

                                   ARTICLE 7

                           STOCK APPRECIATION RIGHTS

     7.1. Grant of SARS. Subject to the terms and conditions of the Plan, SARs may be granted to Participants at any time and from time to time as determined by the Committee. The Committee may grant Freestanding SARS, Tandem SARS, or any combination of these forms of SAR.

     The Committee shall have complete discretion in determining the number of SARs granted to each Participant (subject to Article 4 herein) and, consistent with the provisions of the Plan, in determining the terms and conditions pertaining to such SARS.

     The grant price of a Freestanding SAR shall equal the Fair Market Value of a Unit on the date of grant of the SAR. The grant price of Tandem SARs shall equal the Option Price of the related Option.

     7.2. Exercise of Tandem SARs. Tandem SARs may be exercised for all or part of the Units subject to the related Option upon the surrender of the right to exercise the equivalent portion of the related Option. A Tandem SAR may be exercised only with respect to the Units for which its related Option is then exercisable.

     Notwithstanding any other provision of this Plan to the contrary, with respect to a Tandem SAR granted in connection with an ISO: (i) the Tandem SAR will expire no later than the expiration of the underlying ISO; (ii) the value of the payout with respect to the Tandem SAR may be for no more than one hundred percent (100%) of the difference between the Option Price of the underlying ISO and the Fair Market Value of the Units subject to the underlying ISO at the time the Tandem SAR is exercised, and (iii) the Tandem SAR may be exercised only when the Fair Market Value of the Units subject to the ISO exceeds the Option Price of the ISO.

     7.3. Exercise of Freestanding SARs. Freestanding SARs may be exercised upon whatever terms and conditions the Committee, in its sole discretion, imposes upon them.

     7.4. SAR Agreement. Each SAR grant shall be evidenced by an Award Agreement that shall specify the grant price, the term of the SAR, and such other provisions as the Committee shall determine.

     7.5. Term of SARs. The term of an SAR granted under the Plan shall be determined by the Committee, in its sole discretion; provided, however, that such term shall not exceed ten (10) years.

     7.6. Payment of SAR Amount. Upon exercise of an SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying:

          (a) The difference between the Fair Market Value of a Unit on the date of exercise over the grant price; by

          (b) The number of Units with respect to which the SAR is exercised.

     At the discretion of the Committee, the payment upon SAR exercise may be in cash, in Units of equivalent value, or in some combination thereof. The Committee's determination regarding the form of SAR payout shall be set forth in the Award Agreement pertaining to the grant of the SAR.

     7.7  Termination of Employment or Service.

          (a) Disability or Death. Unless otherwise specified in the Award Agreement relating to an SAR, if the grantee's employment with the Company or service as a consultant, adviser or Director terminates by reason of Disability or death, each SAR held by such grantee shall be fully exercisable and may thereafter be exercised by such grantee (or such grantee's executor, administrator, legal representative, beneficiary or similar person, as the case may be) until and including the earliest to occur of (i) the date which is one year (or such other period as set forth in the Award Agreement relating to such SAR) after the effective date of such grantee's termination of employment or service or date of death, as the case may be, and (ii) the expiration date of the term of such SAR.

          (b) Termination for Cause. Unless otherwise specified in the Award Agreement relating to an SAR, if the grantee's employment with the Company or service as a consultant, adviser or Director terminates for Cause, each SAR held by such grantee, whether or not then exercisable, shall terminate automatically on the effective date of such grantee's termination of employment or service.

          (c) Voluntary Termination by Grantee. Unless otherwise specified in the Award Agreement relating to an SAR, if grantee's employment with the Company or service as a consultant, adviser or Director terminates because of the voluntary resignation by the grantee, each SAR held by such grantee shall be exercisable only to the extent that such SAR is exercisable on the effective date of such grantee's termination of employment or service and may thereafter be exercised by such grantee (or such grantee's legal representative or similar person) until and including the earliest to occur of (i) the date which is 30 days (or such other period as set forth in the Award Agreement relating to such SAR) after the effective date of such grantee's termination of employment or service and (ii) the expiration date of the term of such SAR.

          (d) Other Termination. Unless otherwise specified in the Award Agreement relating to an SAR, if the grantee's employment with the Company or service as a consultant, adviser or Director terminates for any reason other than Disability, death, voluntary termination by the grantee or termination by the Company for Cause, each SAR held by such grantee shall be exercisable only to the extent that such SAR is exercisable on the effective date of such grantee's termination of employment or service and may thereafter be exercised by such grantee (or such grantee's legal representative or similar person) until and including the earliest to occur of (i) the date which is three months (or such other period as set forth in the Award Agreement relating to such SAR) after the effective date of such grantee's termination of employment or service and (ii) the expiration date of the term of such SAR.

          (e) Death Following Termination of Employment or Service. Unless otherwise specified in the Award Agreement relating to an SAR, if an grantee dies during the one-year period following termination of employment or service by reason of Disability, if an grantee dies during the thirty-day period following voluntary termination of employment or service by the grantee, or if an grantee dies during the three-month period following termination of employment or service for any reason other than voluntary termination by the grantee, Disability or Cause (or, in each case, such other period as the Committee may specify in the Award Agreement relating to an SAR), each SAR held by such grantee may thereafter be exercised by such grantee's executor, administrator, legal representative, beneficiary or similar person, as the case may be, until and including the earliest to occur of (i) the date which is three months (thirty days in the case of voluntary termination of employment or service by the grantee) (or such other period as set forth in the Award Agreement relating to such SAR) after the date of death (but in the case of death following termination of employment or service by reason of Disability, no less than one year (or such other period as set forth in the Award Agreement relating to such SAR) after the date of termination of employment or service), and (ii) the expiration date of the term of such SAR.

     7.8. Nontransferability of SARs. Except as otherwise provided in a Participant's Award Agreement, no SAR granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, except as otherwise provided in a Participant's Award Agreement, all SARs granted to a Participant under the Plan shall be exercisable during his or her lifetime only by such Participant.

                                   ARTICLE 8

                                RESTRICTED STOCK

     8.1. Grant of Restricted Stock. Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Awards of Restricted Stock to Participants in such amounts as the Committee shall determine. Such Awards may at the discretion of the Committee be either current grants of Restricted Stock or deferred grants of Restricted Stock units.

     8.2. Restricted Stock Agreement. Each Restricted Stock grant shall be evidenced by a Restricted Stock Award Agreement that shall specify the Period(s) of Restriction, the number of Units of Restricted Stock granted, and such other provisions as the Committee shall determine.

     8.3. Transferability. Except as provided in this Article 8, the Units of Restricted Stock granted herein may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction established by the Committee and specified in the Restricted Stock Award Agreement, or upon earlier satisfaction of any other conditions, as specified by the Committee in its sole discretion and set forth in the Restricted Stock Award Agreement. All rights with respect to the Restricted Stock granted to a Participant under the Plan shall be available during his or her lifetime only to such Participant.

     8.4. Other Restrictions. Subject to Article 10 herein, the Committee shall impose such other conditions and/or restrictions on any Units of Restricted Stock granted pursuant to the Plan as it may deem advisable including, without limitation, a requirement that Participants pay a stipulated purchase price for each Unit of Restricted Stock, restrictions based upon the achievement of specific performance goals (Company-wide, divisional, and/or individual), time-based restrictions on vesting following the attainment of the performance goals, and/or restrictions under applicable federal or state securities laws.

     The Company may retain the certificates representing Units of Restricted Stock in the Company's possession until such time as all conditions and/or restrictions applicable to such Units have been satisfied.

     Except as otherwise provided in this Article 8, Units of Restricted Stock covered by each Restricted Stock grant made under the Plan shall become freely transferable by the Participant after the last day of the applicable Period of Restriction.

     8.5. Voting Rights. Except as otherwise provided in the Participant's Restricted Stock Award Agreement, a Participant holding Units of Restricted Stock granted hereunder shall have the right to exercise full voting rights with respect to those Units during the Period of Restriction.

     8.6. Dividends and Other Distributions. Except as otherwise provided in the Participant's Restricted Stock Award Agreement, during the Period of Restriction, a Participant holding Units of Restricted Stock granted hereunder shall be credited with regular cash dividends paid with respect to the underlying Units while they are so held. The Committee may apply any restrictions to the dividends that the Committee deems appropriate. Without limiting the generality of the preceding sentence, if the grant or vesting of Restricted Stock granted to a Covered Employee is designed to comply with the requirements of the performance-based compensation exception from the tax deductibility limitations of Code Section 162(m), the Committee may apply any restrictions it deems appropriate to the payment of dividends declared with respect to such Restricted Stock, such that the dividends and/or the Restricted Stock maintain eligibility for such performance-based compensation exception.

     8.7  Termination of Employment or Service.

          (a) Disability, Death and Involuntary Termination Without
     Cause. Except to the extent otherwise set forth in the Award Agreement relating to a Restricted Stock Award, if the employment of the holder of a Restricted Stock Award or his or her service as a consultant, adviser or Director terminates by reason of Disability, death or involuntary termination by the Company without Cause, the Period of Restriction shall terminate as of the effective date of such holder's termination of employment or service, and any applicable Performance Measures shall be computed through such date.

          (b) Other Termination. Except to the extent otherwise set forth in the Award Agreement relating to a Restricted Stock Award, if the holder's employment with the Company or service as a consultant, adviser or Director terminates for any reason other than Disability, death or involuntary termination without Cause, the portion of such Award which is subject to a Period of Restriction on the effective date of such holder's termination of employment or service shall be forfeited to and canceled by the Company.

                                   ARTICLE 9

                    PERFORMANCE UNITS AND PERFORMANCE SHARES

     9.1. Grant of Performance Units/Shares. Subject to the terms of the Plan, Performance Units and/or Performance Shares may be granted to Participants in such amounts and upon such terms, and at any time and from time to time, as shall be determined by the Committee.

     9.2. Value of Performance Units/Shares. Each Performance Unit shall have an initial value that is established by the Committee at the time of grant. Each Performance Share shall have an initial value equal to the Fair Market Value of a Unit on the date of grant. The Committee shall set performance goals in its discretion which, depending on the extent to which they are met, will determine the number and/or value of Performance Units/Shares that will be paid out to the Participant. For purposes of this Article 9, the time period during which the performance goals must be met shall be called a "Performance Period."

     9.3. Earning of Performance Units/Shares. Subject to the terms of this Plan, after the applicable Performance Period has ended, the holder of Performance Units/Shares shall be entitled to receive a payout of the number and value of Performance Units/Shares earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance goals have been achieved.

     9.4. Form and Timing of Payment of Performance Units/Shares. Payment of earned Performance Units/Shares shall be made in a single lump sum following the close of the applicable Performance Period. Subject to the terms of this Plan, the Committee, in its sole discretion, may pay earned Performance Units/ Shares in the form of cash or in Units (or in a combination thereof) which have an aggregate Fair Market Value equal to the value of the earned Performance Units/Shares at the close of the applicable Performance Period. Such Units may be granted subject to any restrictions deemed appropriate by the Committee. The determination of the Committee with respect to the form of payout of such Awards shall be set forth in the Award Agreement pertaining to the grant of the Award.

     Except as otherwise provided in the Participant's Award Agreement, a Participant shall be entitled to receive any dividends declared with respect to Units which have been earned in connection with grants of Performance Units and/or Performance Shares which have been earned, but not yet distributed to the Participant (such dividends shall be subject to the same accrual, forfeiture, and payout restrictions as apply to dividends earned with respect to Units of Restricted Stock, as set forth in Section 8.6 herein). In addition, unless otherwise provided in the Participant's Award Agreement, a Participant shall be entitled to exercise full voting rights with respect to such Units.

     9.5.  Termination of Employment Due to Death, Disability, or
Retirement. Unless determined otherwise by the Committee and set forth in the Participant's Award Agreement, in the event the employment of a Participant is terminated by reason of death, Disability, or retirement after attaining the normal retirement age then in effect under the Company's tax-qualified retirement plan during a Performance Period, the Participant shall receive a payout of the Performance Units/Shares which is prorated, as specified by the Committee in its discretion.

     Payment of earned Performance Units/Shares shall be made at a time specified by the Committee in its sole discretion and set forth in the Participant's Award Agreement. Notwithstanding the foregoing, with respect to Covered Employees who retire during a Performance Period, payments shall be made at the same time as payments are made to Participants who did not terminate employment during the applicable Performance Period.

     9.6. Termination of Employment for Other Reasons. In the event that a Participant's employment terminates for any reason other than those reasons set forth in Section 9.5 herein, all Performance Units/ Shares shall be forfeited by the Participant to the Company unless determined otherwise by the Committee, as set forth in the Participant's Award Agreement.

     9.7. Nontransferability. Except as otherwise provided in a Participant's Award Agreement, Performance Units/Shares may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, except as otherwise provided in a Participant's Award Agreement, a Participant's rights under the Plan shall be exercisable during the Participant's lifetime only by the Participant or the Participant's legal representative.

                                   ARTICLE 10

                              PERFORMANCE MEASURES

     Unless and until the Committee proposes for stockholder vote and stockholders approve a change in the general performance measures set forth in this Article 10, the attainment of which may determine the degree of payout and/or vesting with respect to Awards to Covered Employees which are designed to qualify for the performance-based compensation exception from the deductibility limitations of Code Section 162(m), the performance measure(s) to be used for purposes of such grants shall be chosen from among:

          (a) earnings before interest, taxes, depreciation and amortization ("EBITDA");

          (b) consolidated pre-tax earnings;

          (c) revenues;

          (d) net earnings;

          (e) operating income;

          (f) earnings before interest and taxes;

          (g) cash flow measures;

          (h) return on equity;

          (i) return on net assets employed; and

          (j) earnings per share.

     The Committee shall have the discretion to adjust the determinations of the degree of attainment of the preestablished performance goals; provided, however, that Awards which are designed to qualify for the performance-based compensation exception from the deductibility limitations of Code Section 162(m), and which are held by Covered Employee, may not be adjusted upward (the Committee shall retain the discretion to adjust such Awards downward).

     In the event that applicable tax and/or securities laws change to permit Committee discretion to alter the governing performance measures without obtaining stockholder approval of such changes, the Committee shall have sole discretion to make such changes without obtaining stockholder approval. In addition, in the event that the Committee determines that it is advisable to grant Awards which shall not qualify for the performance-based compensation exception from the deductibility limitations of Code Section 162(m), the Committee may make such grants without satisfying the requirements of Code
Section 162(m).

                                   ARTICLE 11

                              AWARDS TO DIRECTORS

     11.1. Stock Options. On June 30 of each calendar year (or, if later than June 30, on the date on which a person is first elected as a Director) each Director shall be granted an NQSO to purchase 4,500 Units, which amount shall be prorated for the first such grant if such person is first elected to serve as a Director on a date other than June 30 of a calendar year, at an Option Price equal to one hundred percent (100%) of the Fair Market Value of a Unit on the date the Option is granted. Each Option granted under this
Article 11 shall be fully exercisable on and after its date of grant, shall expire ten (10) years after its date of grant (notwithstanding termination of service as a Director for any reason prior to such ten-year anniversary date) and may be exercised in whole or in part in accordance with Section 6.6. If a Director dies while an Option is outstanding, such Option may be exercised by the Director's beneficiary until and including the expiration date of the term of such Option.

     11.2. Grants of Units. On the last day of March, June, September and December of each calendar year each Director shall be awarded, on a current basis or at the prior election of the Director on a deferred basis, a number of Units (rounded to the nearest whole share) equal to one-quarter of $50,000 divided by the Fair Market Value of a Unit on the immediately preceding December 31; provided that such $50,000 shall be reduced, but not below $25,000, to the extent a Director elects (prior to such immediately preceding December 31, or with respect to any person who became a Director subsequent to such date, within 30 days of becoming a Director) to receive cash in lieu of Units under this
Section 11.2 (a "Cash Election"). The Units awarded pursuant to this Section
11.2 shall not be Restricted Stock. On or before each December 31 (or in the case of a person who first becomes a Director subsequent to December 31, within 30 days of becoming a Director), a Director may, by written notice to the Company, elect to defer receipt (a "Deferral Election") of any or all of the Units to be granted to the Director under this Section 11.2 (or cash to the extent of his or her Cash Election) which would otherwise be thereafter payable to him or her in the manner prescribed by the Company for such deferrals.

                                   ARTICLE 12

                            BENEFICIARY DESIGNATION

     Each Participant under the Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in case of his or her death before he or she receives any or all of such benefit. Each such designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by the Company, and will be effective only when filed by the Participant in writing with the Company during the Participant's lifetime. In the absence of any such designation, benefits remaining unpaid at the Participant's death shall be paid to the Participant's estate.

                                   ARTICLE 13

                                   DEFERRALS

     The Committee may permit or require a Participant to defer such Participant's receipt of the payment of cash or the delivery of Units that would otherwise be due to such Participant by virtue of the exercise of an Option or SAR, the lapse or waiver of restrictions with respect to Restricted Stock, or the satisfaction of any requirements or goals with respect to Performance Units/Shares. If any such deferral election is required or permitted, the Committee shall, in its sole discretion, establish rules and procedures for such payment deferrals.

                                   ARTICLE 14

                              RIGHTS OF EMPLOYEES

     14.1. Employment. Nothing in the Plan shall interfere with or limit in any way the right of the Company to terminate any Participant's employment at any time, nor confer upon any Participant any right to continue in the employ of the Company.

     14.2. Participation. No Employee, consultant, adviser or, except as set forth in Article 11, Director shall have the right to be selected to receive an Award under this Plan, or, having been so selected, to be selected to receive a future Award.

                                   ARTICLE 15

                               CHANGE IN CONTROL

     15.1. Treatment of Outstanding Awards. Upon the occurrence of a Change in Control, unless otherwise specifically prohibited under applicable laws, or by the rules and regulations of any governing governmental agencies or national securities exchanges:

          (a) Any and all Options and SARs granted hereunder shall become immediately exercisable, and shall remain exercisable throughout their entire term;

          (b) Any restriction periods and restrictions imposed on Restricted Stock which are not performance-based shall lapse;

          (c) The target payout opportunities attainable under all outstanding Awards of performance-based Restricted Stock, Performance Units and Performance Shares shall be deemed to have been fully earned for the entire Performance Period(s) as of the effective date of the Change in Control. The vesting of all Awards denominated in Units shall be accelerated as of the effective date of the Change in Control, and there shall be paid out to Participants within thirty (30) days following the effective date of the Change in Control the number of shares based upon an assumed achievement of all relevant targeted performance goals. Awards denominated in cash shall be paid to participants in cash within thirty (30) days following the effective date of the Change in Control based on an assumed achievement of all relevant targeted performance goals.

     Any good faith determination by the Committee as to whether a Change in Control with the meaning of the Plan has occurred shall be conclusive and binding upon the Company and all Participants.

     15.2. Termination, Amendment, and Modifications of Change-in-Control Provisions. Notwithstanding any other provision of this Plan (but subject to the limitations of Section 15.3 hereof) or any Award Agreement provision, the provisions of this Article 15 may not be terminated, amended, or modified on or after the date of a Change in Control to affect adversely any Award theretofore granted under the Plan without the prior written consent of the Participant with respect to said Participant's outstanding Awards; provided, however, the Committee may terminate, amend, or modify this Article 15 at any time and from time to time prior to the date of a Change in Control.

     15.3. Pooling of Interests Accounting. Notwithstanding any other provision of the Plan to the contrary, in the event that the consummation of a Change in Control is contingent on using pooling of interests accounting methodology, the Committee may, prior to the date of the Change in Control, take any action necessary to preserve the use of pooling of interests accounting.

                                   ARTICLE 16

                    AMENDMENT, MODIFICATION, AND TERMINATION

     16.1. Amendment, Modification, and Termination. Subject to the terms of the Plan, the Board may at any time and from time to time, alter, amend, suspend or terminate the Plan in whole or in part.

     16.2. Adjustment of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events. The Committee may make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 4.3 hereof) affecting the Company or the financial statements of the Company or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan; provided that, unless otherwise determined by the Committee, no such adjustment shall be authorized to the extent that such authority would be inconsistent with the Plan's meeting the requirements of Section 162(m) of the Code, as from time to time amended.

     16.3. Awards Previously Granted. Notwithstanding any other provision of the Plan to the contrary (but subject to Section 15.3 hereof), no termination, amendment, or modification of the Plan shall adversely affect in any material way any Award previously granted under the Plan, without the written consent of the Participant holding such Award.

     16.4. Compliance with Code Section 162(m). At all times when Code Section 162(m) is applicable, all Awards granted under this Plan shall comply with the requirements of Code Section 162(m); provided, however, that in the event the Committee determines that such compliance is not desired with respect to any Award or Awards available for grant under the Plan, then compliance with Code
Section 162 (m) will not be required. In addition, in the event that changes are made to Code Section 162(m) to permit greater flexibility with respect to any Award or Awards available under the Plan, the Committee may, subject to this
Article 16, make any adjustments it deems appropriate.

                                   ARTICLE 17

                                  WITHHOLDING

     17.1. Tax Withholding. The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy Federal, state, and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of this Plan.

     17.2. Share Withholding. With respect to withholding required upon the exercise of Options or SARS, upon the lapse of restrictions on Restricted Stock, or upon any other taxable event arising as a result of Awards granted hereunder, Participants may elect, subject to the approval of the Committee, to satisfy the withholding requirement, in whole or in part, by having the Company withhold Units having a Fair Market Value on the date the tax is to be determined equal to not more than the minimum amount of tax required to be withheld with respect to the transaction. All such elections shall be irrevocable, made in writing, signed by the Participant, and shall be subject to any restrictions or limitations that the Committee, in its sole discretion, deems appropriate.

                                   ARTICLE 18

                                INDEMNIFICATION

     Each person who is or shall have been a member of the Committee, or of the Board, shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company's approval, or paid by him or her in satisfaction of any judgement in any such action, suit, or proceeding against him or her, provided he or she shall have given the Company a reasonable opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company's Articles of Incorporation of Bylaws, as a matter of law, or otherwise or any power that the Company may have to indemnify them or hold them harmless.

                                   ARTICLE 19

                    OTHER BENEFIT AND COMPENSATION PROGRAMS

     Unless otherwise determined by the Committee, Awards received by Participants under the Plan shall not be deemed a part of a Participant's regular, recurring compensation for purposes of calculating payments or benefits from any Company benefit plan or severance program. No Employee, consultant, adviser or, except as set forth in Article 11, Director shall have any claim or right to be granted an Award under the Plan. There shall be no obligation of uniformity of treatment of Participants under the Plan. Further, the Company and its Subsidiaries may adopt other compensation programs, plans or arrangements as it deems appropriate or necessary. The adoption of the Plan shall not confer upon any Employee any right to continued employment in any particular position or at any particular rate of compensation, nor shall it interfere in any way with the right of the Company or a Subsidiary to terminate the employment of its Employees at any time, free from any claim or liability under the Plan.

                                   ARTICLE 20

                                 UNFUNDED PLAN

     Unless otherwise determined by the Committee, the Plan shall be unfunded and shall not create (or be construed to create) a trust or a separate fund or funds. The Plan shall not establish any fiduciary relationship between the Company and any Participant or other person. To the extent any Participant holds any rights by virtue of an Award granted under the Plan, such rights shall constitute general unsecured liabilities of the Company and shall not confer upon any participant any right, title or interest in any assets of the Company.

                                   ARTICLE 21

                              EXPENSES OF THE PLAN

     The expenses of the administration of the Plan shall be borne by the Company and its Subsidiaries. The Company may require Subsidiaries to pay for the Units issued under the Plan.

                                   ARTICLE 22

                            RIGHTS AS A STOCKHOLDER

     Unless the Committee determines otherwise, a Participant shall not have any right as a stockholder with respect to Units covered by an Award until the date the Participant becomes the holder of record with respect to such shares. No adjustment will be made for dividends or other rights for which the record date is prior to such date, except as provided in Articles 8 and 9.

                                   ARTICLE 23

                                   SUCCESSORS

     All obligations of the Company under the Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

                                   ARTICLE 24

                               LEGAL CONSTRUCTION

     Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

     24.2. Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

     24.3. Requirements of Law. The granting of Awards and the issuance of Units under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

     24.4. Securities Law Compliance. With respect to Insiders, transactions under this Plan are intended to comply with all applicable conditions or Rule 16b-3 or its successors under the 1934 Act. To the extent any provision of the plan or action by the Board or Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Board.

     24.5. Governing Law. To the extent not preempted by federal law, the Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of Maryland.